As filed with the U.S. Securities and Exchange Commission on January 28, 2026.

Registration Number 333-290340

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 6

TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Guident Corp.
(Exact Name of Registrant as Specified in its Charter)

Florida	3714	84-5172003
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Guident Corp.

4910 Communication Ave, Suite 150

Boca Raton, Florida 33431

+1 561 245 1306
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Harald Braun

Chief Executive Officer

4910 Communication Ave, Suite 150

Boca Raton, Florida 33431

+1 561 245 1306

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with Copies to:

Barry I. Grossman, Esq. Justin Grossman, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Phone: (212) 370-1300 Fax: (212) 370-7889	Lou Taubman, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Phone: (212) 530-2210 Fax: (212) 202-6380 Phone: (917) 512-0827

Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒	Smaller reporting company	☒
						Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

Guident Corp. is filing this Amendment No. 6 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-290340) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

The following is a list of exhibits filed as a part of this registration statement:

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
3.1*	Amended and Restated Articles of Incorporation of Guident Corp.
3.2*	Amendment to Amended and Restated Articles of Incorporation of Guident Corp.
3.3*	Second Amended and Restated Articles of Incorporation of Guident Corp. (to be adopted at the consummation of the offering)
3.4*	Bylaws of Guident Corp.
3.5*	Amended and Restated Bylaws of Guident Corp. (to be adopted upon the consummation of the offering)
3.6*	Second Amendment to Amended and Restated Articles of Incorporation of Guident Corp.
4.1*	Form of Warrant issued in 2022 Private Placement
4.2*	Form of Representative Warrant
5.1*	Opinion of Ellenoff Grossman & Schole LLP
10.1*	Amended and Restated Agreement for note issued to Guident Ltd., dated December 31, 2023
10.2*	Amendment No. 1 to Convertible Note, dated September 16, 2025
10.3*	2021 Equity Incentive Plan of Guident Corp.
10.4*	2025 Equity Incentive Plan of Guident Corp. (to be adopted upon the consummation of the offering)
10.5*	Employment Agreement, dated May 1, 2025, by and between Guident Corp. and Harald Braun
10.6*	Consulting Agreement, by and between Guident Corp. and Tekcapital Europe Ltd.
10.7*	Form of Senior Convertible Promissory Note Purchase Agreement (August 2025 Financing)
10.8*	Form of Senior Convertible Promissory Note (August 2025 Financing)
10.9*	Offer Letter, by and between Guident Corp. and Bonnie Boyer
10.10*	Form of Amendment No. 2 to Convertible Note, to be entered into upon the consummation of the offering
14.1*	Form of Code of Ethics of Guident Corp.
23.1**	Consent of Cherry Bekaert, LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Ellenoff Grossman & Schole LLP (contained in Exhibit 5.1)
23.3*	Consent of Cardinal Intellectual Property Inc.
24.1*	Powers of Attorney (included on signature page to Registration Statement filed September 17, 2025)*
99.1*	Form of Audit Committee Charter
99.2*	Form of Compensation Committee Charter
99.3*	Form of Nominating and Corporate Governance Committee Charter
107*	Filing Fee Table

*	Previously filed.
**	Filed herewith.

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Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on January 28, 2026.

Guident Corp.

By:	/s/ Harald Braun
	Name:	Harald Braun
	Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

	Person	Capacity	Date

	/s/ Harald Braun	Chief Executive Officer and Director	January 28, 2026
	Harald Braun	(Principal Executive Officer)

	*	Chief Financial and Accounting Officer	January 28, 2026
	Bonnie Boyer	(Principal Financial and Accounting Officer)

	*	Director	January 28, 2026
Daniel Grossman

	*	Director	January 28, 2026
Johan De Nysschen

	*	Director	January 28, 2026
Michael Tessler

By:	/s/ Harald Braun		January 28, 2026
Attorney-in-Fact

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